Exhibit 24

                                POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Sara E. Moss, Spencer G. Smul, Charles E. Reese, II, and Patricia E. Donnelly, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, including in the undersigned's capacity as a trustee of The Aerin Lauder Zinterhofer 2008 Grantor Retained Annuity Trust, Schedules 13D and 13G and Forms
3, 4, and 5, including any amendments thereto, in accordance with Schedules 13(d), 13(g) and 16(a) of the Securities Exchange Act of 1934, as amended (the "Act") and the rules thereunder, in each case, with respect to the equity securities of The Estee Lauder Companies Inc.
(the "Company");

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedules 13D or 13G, or Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such Schedule or Form with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or liabilities that may arise under Section 13(d), 13(g) or 16 of the Act.


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This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules 13D and 13G and Forms 3, 4, and 5 with respect to the undersigned's beneficial ownership of equity securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact c/o the Secretary of the Compamy at its principal executive office.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24 day of December 2008.


/s/Aerin Zinterhofer Lauder,individually and
as trustee of the Aerin Lauder Zinterhofer
2008 Grantor Retained Annuity Trust